SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

K-Tron International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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K-TRON INTERNATIONAL, INC.
Routes 55 and 553
P.O. Box 888
Pitman, New Jersey 08071-0888

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 14, 2004

To Our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of K-Tron International, Inc. (the “Company”) will be held on May 14, 2004 at 9:00 a.m., local time, at the Embassy Suites Hotel at 670 Verdae Boulevard, Greenville, South Carolina for the following purposes:

     (1) To elect two directors to Class III of the Board of Directors, each to serve for a four-year term and until the election and qualification of his successor; and

     (2) To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 19, 2004 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. The transfer books will not be closed.

By Order of the Board of Directors,

Mary E. Vaccara
Secretary

April 12, 2004

YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

VOTING AT THE MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
MATTERS CONCERNING DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES AND ALL OTHER FEES
PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS — 2005 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
APPENDIX A

[LOGO]

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 14, 2004

     This Proxy Statement is being furnished to the shareholders of K-Tron International, Inc. (the “Company”) in connection with the Annual Meeting of Shareholders of the Company to be held on May 14, 2004 and any postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement and the enclosed Proxy Card are being mailed to shareholders on or about April 12, 2004.

     Execution and return of the enclosed Proxy Card are being solicited by and on behalf of the Board of Directors of the Company (the “Board”) for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company, both in person and by mail, telephone, telefax and other methods of communication.

     The Annual Report to Shareholders for the fiscal year ended January 3, 2004, including consolidated financial statements and other information with respect to the Company and its subsidiaries, is being mailed to shareholders with this Proxy Statement. Such Annual Report is not part of this Proxy Statement.

VOTING AT THE MEETING

     Only shareholders of record at the close of business on March 19, 2004 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of that date, the Company had outstanding 2,466,354 shares of Common Stock. The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such shareholder’s name.

     The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the shareholder signing such Proxy Card. The Proxy Card provides spaces for a shareholder to vote for the Board’s nominees, or to withhold authority to vote for either or both of such nominees, for election as directors. Directors are to be elected by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the votes cast by shareholders entitled to vote thereon is required to take action, unless a greater percentage is required either by law or by the Company’s Restated Certificate of Incorporation or By-laws. In determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote. Similarly, where brokers submit proxies but are prohibited and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as “broker non-votes”), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote.

     If a signed Proxy Card is returned and the shareholder has given no direction regarding a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board or its Executive Committee. Execution and return of the enclosed Proxy Card will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder that executes and returns a Proxy Card has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of March 19, 2004 (or as of such other dates as are indicated in footnotes 6 through 10 to such table) with respect to shares of Common Stock beneficially owned by each director of the Company, by each executive officer of the Company named in the Summary Compensation Table under “Executive Compensation,” by all directors and executive officers of the Company as a group and by each person believed by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as indicated below, the Company understands that the shareholders listed in such table have sole voting and investment power with respect to the shares owned by them. The number of shares in the table below includes shares issuable upon the exercise of outstanding stock options to the extent that such options are exercisable by the director, executive officer or shareholder on or within 60 days after March 19, 2004. In the case of directors and executive officers, the information below has been provided by such persons at the request of the Company.

	Number of Shares	Percent of Common
Name of Individual or Identity of Group	of Common Stock	Stock Outstanding
Directors and Executive Officers:

Edward B. Cloues, II (1)(2)	235,580	9.3
Richard J. Pinola (1)	29,994	1.2
Ronald R. Remick (1)(3)	27,650	1.1
Kevin C. Bowen (1)	27,327	1.1
Norman Cohen (1)	13,219	*
Robert A. Engel (1)	7,500	*
Edward T. Hurd (1)	3,500	*
Donald W. Melchiorre (4)	1,000	*
John D. Whalen	0	*
All directors and executive officers as a group (10 persons) (5)	371,937	14.2

Other 5% Shareholders:

Heartland Advisors, Inc. (6)	292,100	11.8
T. Rowe Price Associates, Inc. (7)	256,323	10.4
Robert E. Robotti (8)	233,070	9.5
Paradigm Capital Management Inc. (9)	179,650	7.3
FleetBoston Financial Corporation (10)	148,137	6.0

*	Less than 1%

(1)	Includes with respect to Mr. Cloues 80,000 shares, Mr. Pinola 6,000 shares, Mr. Remick 18,750 shares, Mr. Bowen 16,500 shares, Mr. Cohen 6,000 shares, Mr. Engel 5,000 shares and Mr. Hurd 2,000 shares, all of which shares are subject to presently exercisable options.

(2)	Includes 59,020 shares as to which Mr. Cloues shares investment and voting power with Jan Beebe, the beneficial owner, by power of attorney, and 1,200 shares as to which Mr. Cloues shares investment and voting power with his father, Alfred S. Cloues, Jr., the beneficial owner, also by power of attorney. Mr. Cloues does not have an economic interest in such shares, disclaims beneficial ownership of such shares and is not related to Mrs. Beebe. The business address of Mr. Cloues is c/o K-Tron International, Inc., Routes 55 and 553, P.O. Box 888, Pitman, New Jersey 08071.

(3)	Includes 4,900 shares as to which Mr. Remick shares investment and voting power with his wife.

(4)	Includes 1,000 shares as to which Mr. Melchiorre shares investment and voting power with his wife.

(5)	Includes 155,250 shares subject to presently exercisable options.

(6)	As reflected in Amendment No. 5 to Schedule 13G filed February 12, 2004. Such shares may be deemed beneficially owned by (i) Heartland Advisors, Inc. (“Heartland”), a registered investment advisor, and (ii) William J. Nasgovitz, President and principal shareholder of Heartland. Mr. Nasgovitz’s position as President and his stock ownership of Heartland could be deemed as conferring upon him voting and/or investment power over the shares Heartland beneficially owns. Heartland has sole dispositive power over all such shares and sole voting power over 218,300 shares. Heartland and Mr. Nasgovitz disclaim beneficial ownership of such shares. The principal address of Heartland is 789 North Water Street, Milwaukee, Wisconsin 53202.

(7)	As reflected in Amendment No. 12 to Schedule 13G filed February 5, 2004. According to T. Rowe Price Associates, Inc. (“Price Associates”), it (i) is a registered investment adviser and (ii) has sole dispositive power over all such shares. These shares are owned by T. Rowe Price Small-Cap Value Fund, Inc. (“Small-Cap Value Fund”), a registered investment company, as to which Price Associates serves as investment adviser with power to direct investments. According to Small-Cap Value Fund, it has sole voting power over such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares. The principal address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

(8)	As reflected in Amendment No. 3 to Schedule 13G filed February 13, 2004. According to Robert E. Robotti (“Robotti”), he has shared voting power and shared dispositive power over all such shares as a result of (i) Robotti’s ownership of Robotti & Company, LLC (“Robotti & Company”), a registered broker-dealer, which beneficially holds 3,885 shares by virtue of the investment discretion Robotti & Company has over the accounts of its brokerage customers, (ii) Robotti’s ownership of Robotti & Company Advisors, LLC (“Robotti Advisors”), a registered investment advisor, which beneficially holds 154,885 shares by virtue of the investment discretion Robotti Advisors has over the accounts of its advisory clients and (iii) Robotti’s position as the Managing Member of the General Partner of The Ravenswood Investment Company, L.P., which owns 74,300 shares. The principal address of Robotti is c/o Robotti & Company, Incorporated, 52 Vanderbilt Avenue, Suite 503, New York, New York 10017-3808.

(9)	As reflected in Amendment No. 8 to Schedule 13G filed February 12, 2004. According to Paradigm Capital Management Inc. (“Paradigm”), it (i) is a registered investment adviser and (ii) has sole voting power and sole dispositive power over all such shares. The principal address of Paradigm is Nine Elk Street, Albany, New York 12207.

(10)	As reflected in Amendment No. 3 to Schedule 13G filed February 13, 2004. According to FleetBoston Financial Corporation (“Fleet”), it (i) is a parent holding company or control person and (ii) has sole dispositive power over all such shares and sole voting power over 110,197 shares. The principal address of Fleet is 100 Federal Street, Boston, Massachusetts 02110.

Related Shareholder Matters

     The following table sets forth certain information as of the end of the Company’s fiscal year (January 3, 2004) with respect to the Company’s compensation plans under which equity securities are authorized for issuance.

Equity Compensation Plan Information

			Number of securities remaining
	Number of securities	Weighted-average	available for future issuance
	to be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	401,767	$14.05	194,169
Equity compensation plans not approved by security holders	0	$0.00	0
Total	401,767	$14.05	194,169

MATTERS CONCERNING DIRECTORS

Election of Directors

     The Board currently consists of five directors and is classified with respect to terms of office into four classes. Each Class III director elected at the Annual Meeting will serve until the 2008 annual meeting of shareholders and until such director’s successor has been elected and qualified, except in the event of such director’s earlier death, resignation or removal. The terms of office of the Class I, Class II and Class IV directors will expire at the annual meetings of shareholders to be held in 2006, 2007 and 2005, respectively, upon the election and qualification of their successors.

     The Board has nominated Mr. Norman Cohen and Mr. Richard J. Pinola for election as the Class III directors. Both currently are directors of the Company. The persons named as proxy agents in the enclosed Proxy Card intend (unless instructed otherwise by a shareholder) to vote for the election of Mr. Cohen and Mr. Pinola as the Class III directors. In the event that a nominee should become unable to accept nomination or election (a circumstance that the Board does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board or its Executive Committee or, in the discretion of the Board or its Executive Committee, the position may be left vacant.

     The Board unanimously recommends a vote FOR each Class III nominee.

     Set forth below is certain information with respect to each nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

     Class I—Director with Term Continuing until 2006

     Edward T. Hurd. Mr. Hurd has been a director since January 2002 and was reelected at the 2002 annual meeting of shareholders. Mr. Hurd is a principal in three consulting firms: Hurd Consulting, focusing on high technology business management (1996 to present); Curry & Hurd, specializing in acquisitions and divestitures and the management of distressed businesses (2001 to present); and Customer Valunomics, which evaluates customer relationships and loyalty (2000 to present). From 1996 to January 2000, he was a consultant to and Chairman of the

Board of Moore Products Company. From 1990 to 1996, Mr. Hurd served as President of Honeywell Industrial, a division of Honeywell Incorporated that specialized in turnkey systems for process automation applications and distributed computer automation systems. Mr. Hurd is 65 years of age.

     Class II—Director with Term Continuing until 2007

     Robert A. Engel. Mr. Engel has been a director since May 1999 and was reelected at the 2003 annual meeting of shareholders. Since 1999, Mr. Engel has been a Managing Director and Partner of Gleacher Partners LLC, a financial advisory and investment banking firm. From 1995 to 1999, Mr. Engel was the Managing Director-Head of Mergers and Acquisitions of Gleacher NatWest Inc., a predecessor firm. From 1986 to 1995, he worked in various capacities at the investment banking firms of Gleacher & Co., Inc., C. J. Lawrence, Morgan Grenfell, Inc. and Morgan Grenfell & Co. Ltd. Mr. Engel is 40 years of age.

     Class III—Nominees for Terms Continuing until 2008

     Norman Cohen. Mr. Cohen has been a director since 1974 and was most recently reelected at the 2000 annual meeting of shareholders. From 1993 to June 1999, he was Chairman and Chief Executive Officer of Creative Contracting Associates, Inc., a clothing manufacturer, and he was a consultant to Maggy London International, a clothing company, from 1999 until his retirement in June 2000. Mr. Cohen is 77 years of age.

     Richard J. Pinola. Mr. Pinola has been a director since January 1994 and was most recently reelected at the 2000 annual meeting of shareholders. Since June 1992, he has served as Chief Executive Officer of Right Management Consultants, Inc. (“Right”), a publicly-held global consulting firm specializing in career transition and organizational consulting services that was acquired by Manpower Inc. in January 2004 and delisted at that time from The New York Stock Exchange. From June 1992 to January 2004, he was also a director of Right, and he was Chairman of the Board of that company from January 1994 to January 2004. Prior to joining Right, Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company from March 1988 through September 1991 and a consultant from September 1991 until June 1992. Mr. Pinola is 58 years of age.

     Class IV—Director with Term Continuing until 2005

     Edward B. Cloues, II. Mr. Cloues has been a director since July 1985 and was most recently reelected at the 2001 annual meeting of shareholders. He became Chairman of the Board and Chief Executive Officer of the Company on January 5, 1998. Prior to joining the Company in 1998, Mr. Cloues was a partner in the law firm of Morgan, Lewis & Bockius LLP, which is the Company’s principal outside counsel. He also is a director and non-executive Chairman of the Board of AMREP Corporation and a director of Penn Virginia Corporation and Penn Virginia Resource GP, LLC, the general partner of Penn Virginia Resource Partners, L.P. Mr. Cloues is 56 years of age.

Committees and Meetings

     The Board has an Executive Committee, an Audit Committee and a Compensation and Human Resources Committee. The members of the Compensation and Human Resources Committee also constitute the members of the two committees that administer the Company’s equity compensation plans (collectively, the “Stock Option Committee”). During fiscal year 2003, the Board held six meetings (including one by telephone conference), the Audit Committee held ten meetings (including four by telephone conference), the Compensation and Human Resources Committee held four meetings (including one by telephone conference), the Stock Option Committee did not meet separately from the Compensation and Human Resources Committee and the Executive Committee met once by telephone conference. Each director except for Mr. Engel attended at least 75% of the aggregate of the fiscal year 2003 meetings of the Board and of the Board committee or committees on which he served during the year. This was the only year since he became a director in 1999 that Mr. Engel did not meet this test; he missed several meetings during a short time period when he and his family were relocating from London, England to the United States. The Company had a Nominating Committee until the death of one its members in 2001; since that time, the full Board has assumed responsibility for the duties normally associated with a nominating committee. After the Nasdaq Stock Market, Inc. (“Nasdaq”) adopted new rules and regulations in late 2003 relating to corporate governance and listing requirements, the Board reconsidered its decision not to have a formal Nominating Committee and determined that this decision was appropriate based on a number of factors, including the size of the current Board, the number of independent directors and the existing commitments of those independent directors to Board committees. In addition, the Board determined that recommendations regarding future director nominations, including nominations as a result of vacancies, would be made by a majority of the Company’s independent directors and that the final selection would be made by the entire Board.

     The Executive Committee is empowered to exercise all powers of the Board, except action on dividends and certain other matters that cannot by law be delegated by the Board, during the periods between regular Board meetings. The primary purposes of the Audit Committee are to assist the Board in its oversight of the accounting and financial reporting processes of the Company, the audits of the financial statements of the Company and the Company’s compliance with legal and regulatory requirements; to interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and to prepare the report required by the rules and regulations of the Securities and Exchange Commission to be included in the Company’s annual proxy statement. As for the Compensation and Human Resources Committee, its main purposes are to establish and periodically review the Company’s compensation philosophy and the adequacy of compensation plans and programs for executive officers and other employees; to establish compensation arrangements for executive officers and to administer compensation plans; to review the performance of the executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance; to review and monitor management development and succession plans and activities; and to prepare the report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with Securities and Exchange Commission rules and regulations. The Stock Option Committee is responsible for administering the Company’s 1996 Equity Compensation Plan and another stock option plan that has expired (but under which there remain outstanding stock options).

     The current members of the Executive Committee are Messrs. Cloues (Chairman) and Cohen; of the Audit Committee, Messrs. Pinola (Chairman), Engel and Hurd; of the Compensation and Human Resources Committee, Messrs. Cohen (Chairman) and Pinola; and of the Stock Option Committee, Messrs. Cohen and Pinola.

Affirmative Determination Regarding Director Independence and Other Corporate Governance Matters

     The Company operates within a comprehensive plan of corporate governance for the purpose of defining director independence, assigning Board responsibilities, setting high standards of professional and personal conduct for directors, officers and employees and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, established or provided the basis for a number of new corporate governance standards and disclosure requirements. In addition, Nasdaq has recently adopted changes to its corporate governance and listing requirements.

     The Board has determined that the following directors, constituting four of the Company’s five directors and thus a majority of the Board, are each an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”): Norman Cohen, Robert A. Engel, Edward T. Hurd and Richard J. Pinola. The Board also has determined that each member of the Audit Committee, the Compensation and Human Resources Committee and the Stock Option Committee meets the independence requirements applicable to those committees as prescribed by the NASD, the Securities and Exchange Commission, the Internal Revenue Service and applicable committee charters. The Board has further determined that Messrs. Pinola and Engel, who are two of the three members of the Audit Committee, are each an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

Statement of Corporate Ethics and Code of Business Conduct

     The Board has adopted a Statement of Corporate Ethics and Code of Business Conduct applicable to all directors, officers and employees of the Company. Violations of the Statement of Corporate Ethics and Code of Business Conduct may be reported to the Company’s Corporate Ethics Officer or, in cases involving accounting, internal accounting controls or auditing matters, to the Chairperson of the Audit Committee or the Company’s Chief Executive Officer. A copy of the Statement of Corporate Ethics and Code of Business Conduct can be obtained from our Internet web site at http://www.ktron.com, without charge.

Standard Compensation Arrangements

     Directors who are not employees of the Company receive an annual retainer of $15,000, a $2,000 annual retainer for each membership on the Audit Committee and the Compensation and Human Resources Committee, a $1,000 annual retainer for membership on the Executive Committee, $1,000 for each Board meeting attended and $750 for each Executive Committee meeting attended provided that, in the case of an Executive Committee meeting, such meeting either requires substantial preparation or lasts for two hours or more. In addition, the Chairperson of the Audit Committee and the Chairperson of the Compensation and Human Resources Committee are each paid an additional $1,500 for their service in such capacities. All retainers are paid on a prorated bi-monthly basis. Directors generally do not receive compensation for their participation in telephone meetings or for attendance at other committee meetings. Under the 1996 Equity Compensation Plan, non-employee directors are eligible to receive stock options and, unless the Stock Option Committee determines otherwise (which has not been the case in the past), on the date of each annual meeting of shareholders of the Company, each non-employee director receives a stock option grant to purchase 1,000 shares of Common Stock with an option price per share equal to the fair market value of a share of Common Stock on that date. Such options are fully vested on the date of grant and have a ten-year term.

Share Ownership Guideline

     Each non-employee director is required to own shares of Common Stock with a value, at the greater of cost or market, equal to $50,000. As for any newly-elected director, this requirement may be phased in over a period of time to be determined by the Board. All directors are in compliance with this guideline with the exception of the most recently-elected director, Mr. Hurd, who as of March 19, 2004 owned 1,500 shares.

Directors’ Attendance at Annual Meeting of Shareholders

     It has been and is the policy of the Board that all directors attend the annual meeting of shareholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by such director with the Chairman of the Board. All members of the Board attended the 2003 annual meeting of shareholders.

Communication with the Board

     The Board provides a process for shareholders to send communications to the Board. Information regarding the manner in which a shareholder may communicate with the Board is included on our Internet web site at http://www.ktron.com.

Requirements for Director Nominations

     By resolution, the Board has adopted a policy regarding director nominations. Under this policy, a majority of the Company’s independent directors shall recommend for the Board’s selection a candidate or candidates, as appropriate, to be the Board’s nominee or nominees for election as a director or directors, either at an annual meeting of shareholders or to fill a vacancy. In considering candidates for nomination, the Board shall seek individuals who evidence strength of character, mature judgment and the ability to work collegially with others. Furthermore, it is the policy of the Board that it endeavor to have directors who collectively possess a broad range of skills, expertise, industry and other knowledge and business and other experience useful to the effective oversight of the Company’s business; therefore, in considering whether to nominate a person for election as a director, the independent directors and the Board will consider, among other factors, the contribution such person can make to the collective competencies of the Board based on such person’s background. In determining whether to nominate a current director for re-election, the Board will take into account these same criteria as well as the director’s past performance, including his or her participation in and contributions to the activities of the Board.

     The Board will also consider candidates for nomination recommended by shareholders provided that the shareholder submits the recommendation, along with the following information, to the Secretary of the Company at the principal executive offices of the Company at least 120 days before the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders: (a) the name of the candidate and the information about the individual that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission; (b) information about the relationship between the candidate and the shareholder making the recommendation; (c) the consent of the candidate to serve as a director; and (d) proof of the number of shares of the Company’s Common Stock that the shareholder making the recommendation owns and the length of time the shares have been owned.

     Article Ninth of the Restated Certificate of Incorporation of the Company provides that no person may be nominated for election as a director by a shareholder at an annual or special meeting unless written notice of such shareholder’s intent to make such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Board may, in its discretion, consider nominees for the Board who are recommended by a shareholder according to the foregoing procedure, but it is not obligated to do so, and the chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with such procedure.

EXECUTIVE COMPENSATION

Compensation

     The following table sets forth certain information with respect to compensation earned during fiscal years 2003, 2002 and 2001 by the Company’s chief executive officer and the Company’s four most highly compensated executive officers, other than the Company’s chief executive officer, who served as executive officers as of the last day of fiscal year 2003 (the “Named Executive Officers”).

Summary Compensation Table

							Long-Term
							Compensation
							Awards
							Net Value
		Annual Compensation(1)					of Restricted	Number of Stock
Name and					Other Annual		Stock	Options	All Other
Principal Position	Year	Salary	Bonus		Compensation(2)		Grants (3)	Granted	Compensation(1)(4)
Edward B. Cloues, II	2003	$460,125	$139,000		$12,334	(6)	$0	0	$41,346
Chief Executive Officer	2002	443,400	168,750		15,005	(6)	0	0	39,771
and Chairman of the Board	2001	436,800	0		14,299	(6)	48,800	40,000	32,909

John D. Whalen	2003	$252,668	$68,053	(5)	$0		$0	0	$14,270
Chairman and Chief Executive Officer of Pennsylvania Crusher Corporation

Kevin C. Bowen	2003	$221,175	$40,000		$308	(6)	$0	0	$17,839
Senior Vice President,	2002	213,150	51,900		319	(6)	0	0	20,336
Feeder Group and President	2001	210,000	0		332	(6)	24,400	20,000	19,476
and Chief Executive Officer of K-Tron America, Inc.

Ronald R. Remick	2003	$201,175	$36,500		$613	(6)	$0	0	$28,445
Senior Vice President,	2002	193,875	47,200		1,111	(6)	0	0	24,541
Chief Financial Officer and	2001	191,000	0		1,362	(6)	24,400	25,000	20,127
Treasurer

Donald W. Melchiorre	2003	$199,992	$58,823	(5)	$0		$0	0	$8,976
President and Chief Operating Officer of Pennsylvania Crusher Corporation

(1)	The Company’s fiscal year is reported on a fifty-two/fifty-three week period. Fiscal years ended January 3, 2004, December 29, 2002 and December 28, 2001 included fifty-three weeks for 2003 and fifty-two weeks for each of 2002 and 2001. In order to avoid distortion, annual and all other compensation has been calculated and presented on the basis of a 365/366 day year.

(2)	In fiscal years 2003, 2002 and 2001, no Named Executive Officer received perquisites or other personal benefits, securities or property that exceeded the lesser of $50,000 or 10% of such Named Executive Officer’s salary and bonus.

(3)	The restricted stock grants referred to in this column were awarded in fiscal year 2001 and were comprised of 4,000 shares of restricted Common Stock to Mr. Cloues and 2,000 shares of restricted Common Stock to each of Messrs. Bowen and Remick. The restriction on such shares of Common Stock lapsed on November 1, 2002 since such individuals were employed by the Company on that date. No dividends were paid on the Common Stock during the period of the restriction.

(4)	The amounts disclosed in this column include:

(a) Company and subsidiary contributions under the thrift portion of Company’s 401(k) Profit-Sharing and Thrift Plan for Messrs. Cloues, Bowen and Remick and under a subsidiary’s 401(k) Plan for Messrs. Whalen and Melchiorre, as follows: For fiscal year 2003 — Mr. Cloues $12,000, Mr. Whalen $9,333, Mr. Bowen $12,000, Mr. Remick $12,000 and Mr. Melchiorre $8,078. For fiscal year 2002 — Mr. Cloues $11,000, Mr. Bowen $11,000 and Mr. Remick $11,000. For fiscal year 2001 — Mr. Cloues $10,200, Mr. Bowen $10,200 and Mr. Remick $10,200.

(b) Company and subsidiary payments for supplemental health insurance on behalf of the following Named Executive Officers: For fiscal year 2003 - Mr. Cloues $10,710, Mr. Bowen $4,521 and Mr. Remick $14,703. For fiscal year 2002 — Mr. Cloues $9,557, Mr. Bowen $8,040 and Mr. Remick $11,111. For fiscal year 2001 — Mr. Cloues $4,767, Mr. Bowen $7,971 and Mr. Remick $7,153.

(c) Company and subsidiary payments of premiums for additional group term life insurance on behalf of the following Named Executive Officers: For fiscal year 2003 — Mr. Cloues $1,161, Mr. Whalen $4,937, Mr. Bowen $473, Mr. Remick $1,032 and Mr. Melchiorre $898. For fiscal year 2002 - Mr. Cloues $1,075, Mr. Bowen $451 and Mr. Remick $1,720. For fiscal year 2001 — Mr. Cloues $552, Mr. Bowen $460 and Mr. Remick $2,064.

(d) Company and subsidiary payments of premiums for additional life insurance on behalf of the following Named Executive Officers: For fiscal year 2003 — Mr. Cloues $3,996, Mr. Bowen $845 and Mr. Remick $710. For fiscal year 2002 — Mr. Cloues $3,669, Mr. Bowen $845 and Mr. Remick $710. For fiscal year 2001 — Mr. Cloues $3,393, Mr. Bowen $845 and Mr. Remick $710.

(e) Company payments of premiums for additional disability insurance on behalf of the following Named Executive Officer: For fiscal year 2003 - Mr. Cloues $13,479. For fiscal year 2002 — Mr. Cloues $14,470. For fiscal year 2001 — Mr. Cloues $13,997.

(5)	Bonuses for Messrs. Whalen and Melchiorre include $11,203 and $13,823, respectively, awarded under a profit-sharing plan of an acquired subsidiary (Pennsylvania Crusher Corporation) that was discontinued at the end of fiscal year 2003. Excluding these awards, their bonuses were $56,850 and $45,000, respectively.

(6)	Represents amounts reimbursed to certain Named Executive Officers for estimated income taxes incurred with respect to additional life and disability insurance purchased by them or on their behalf.

Option Grants

     There were no stock options granted to any of the Named Executive Officers during the fiscal year ended January 3, 2004.

Option Exercises and Fiscal Year-End Values

     The following table sets forth certain information regarding stock option exercises during fiscal year 2003 by the Named Executive Officers and the number and value of stock options held at January 3, 2004 by the Named Executive Officers.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of		Value of
			Unexercised		Unexercised In-the-
			Options at		Money Options at
			January 3, 2004		January 3, 2004 (1)
Shares
	Acquired	Value
Name	on Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Edward B. Cloues, II	12,000	$23,400	88,000	40,000	$457,600	$280,000
John D. Whalen	—	—	—	—	—	—
Kevin C. Bowen	2,000	$5,600	16,500	40,000	$99,300	$144,000
Ronald R. Remick	—	—	15,625	24,375	$35,487	$157,300
Donald W. Melchiorre	—	—	—	—	—	—

(1)	Based on the closing price ($19.20 per share) of the Common Stock as quoted on the Nasdaq National Market on the last trading day of the Company’s fiscal year, January 2, 2004, net of the option exercise price.

(2)	Based on the difference between the per share option exercise price and the closing price of a share of Common Stock as quoted on the Nasdaq National Market on the date of exercise, multiplied in each case by the number of shares for which the option was exercised.

Certain Employment Agreements

     Messrs. Bowen and Remick were employed by the Company or a subsidiary during fiscal year 2003 under employment agreements with the Company (the “Employment Agreements”). Under the Employment Agreements, Messrs. Bowen and Remick are entitled to receive a base salary, which may be increased from time to time, and such additional compensation and bonus payments as may be awarded to them. On February 13, 2003, the Compensation and Human Resources Committee of the Board (the “Compensation Committee”) approved a three percent increase in the annual base salaries for Messrs. Bowen and Remick to $222,800 and $202,650, respectively, effective March 31, 2003, and on February 23, 2004 the Compensation Committee approved a two and one-half percent increase in these annual base salaries to $228,400 and $207,700, respectively, effective April 5, 2004. The Company’s obligation to pay such base salaries is subject to its right to reduce them in the event reductions are generally being made for other officers of the Company or its subsidiaries holding comparable positions.

     Each of the Employment Agreements provides that either the Company or the employee may terminate the employment term thereunder upon not less than one year’s prior written notice. Such employment terms are also subject to termination by reason of the employee’s death or disability or by the Board at any time for “cause” as specified in the Employment Agreements. In addition, the Company has the right to terminate either of Messrs. Bowen or Remick at any time without cause by paying him a lump sum amount equal to 100% of his then-annual base salary or, if the previously described one-year notice of termination has already been given by the Company to him, the portion thereof relating to the balance of the employment term.

     Mr. Cloues was employed by the Company during fiscal year 2003 under an employment agreement with the Company pursuant to which he served as the Company’s Chairman of the Board and Chief Executive Officer. Upon the recommendation of the Compensation Committee, the Board approved a three percent increase in the annual base salary of Mr. Cloues to $463,500, effective March 31, 2003, and on February 23, 2004 the Board approved an additional two and one-half percent increase to $475,000, effective April 5, 2004, also on the recommendation of the Compensation Committee.

     Mr. Cloues’ employment agreement provides that he can terminate the agreement upon not less than 90 days’ prior written notice. The Company may terminate the employment term without cause upon not less than 30 days’ prior written notice to Mr. Cloues, in which case Mr. Cloues would be entitled to a lump sum payment equal to 200% of his then-annual base salary. Mr. Cloues’ employment term is also subject to termination by reason of his death or disability or by the Board at any time for “cause” as specified in his employment agreement. In addition, Mr. Cloues’ employment agreement includes provisions relating to a termination of employment upon a “change of control” (as specified in his employment agreement). These provisions apply to a termination of employment upon or within one year after a “change of control” which, if such termination was initiated by the Company or any successor thereto, was for any reason other than death, disability or “cause” or which, if such termination was initiated by Mr. Cloues, was at his sole discretion without regard to reason. In the event of the termination of employment of Mr. Cloues upon a “change of control” under any of these circumstances, his employment agreement provides that, subject to certain limitations, the Company would pay him (i) an amount equal to three times his annual base salary in effect either immediately prior to the termination of employment or immediately prior to the “change of control,” whichever is higher, and (ii) unless Mr. Cloues notifies the Company in writing that he intends to retain his options, an amount equal to the spread (the excess of market value over exercise price) on any stock options then held by him, whether or not such options were exercisable at the date of termination.

REPORT OF THE COMPENSATION
AND HUMAN RESOURCES COMMITTEE

     The Compensation and Human Resources Committee (the “Compensation Committee”) operates pursuant to a formal written charter that was approved and adopted by the Board on March 12, 2004 and complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers.

     As members of the Compensation Committee, it is our responsibility to carry out the purposes of the Compensation Committee as more fully described on page 6 of this Proxy Statement under the caption “Matters Concerning Directors – Committees and Meetings” and in the charter referred to above that is included on our Internet web site at http://www.ktron.com. In particular, it is our duty to establish base salary amounts and annual and long-term incentive awards for the Named Executive Officers in this Proxy Statement and, in this regard, we also constitute the committee (the “Stock Option Committee”) that administers the Company’s equity compensation plans, including the granting of stock options, stock appreciation rights and restricted stock to officers and other employees of the Company. In fulfilling these responsibilities and duties, it is the Compensation Committee’s goal to have a policy that will enable the Company to attract, retain and reward senior officers who contribute to both its short-term and long-term success. The two members of the Compensation Committee meet the independence requirements applicable to compensation committees generally as prescribed by the National Association of Securities Dealers, the Securities and Exchange Commission and the Internal Revenue Service and also as set forth in the Compensation Committee’s charter.

     The Company’s compensation policy for executive officers is to pay competitively and to be fair and equitable in the administration of pay. This is the same policy applicable to all employees of the Company. The Company seeks to balance the compensation paid to a particular individual with the compensation paid to other executives holding comparable positions both inside the Company and at other similar companies.

     The decisions of the Compensation Committee regarding salaries of the Named Executive Officers are subjective and not based on any list of specific criteria. The annual base salaries of Messrs. Whalen and Melchiorre, who joined the Company when Pennsylvania Crusher Corporation was acquired on January 2, 2003 and were designated as executive officers by the Board on March 14, 2003, remained unchanged during fiscal year 2003 at $252,668 and $199,992, respectively. On February 13, 2003, the Compensation Committee accepted the Chief

Executive Officer’s recommendation that the salaries of Messrs. Bowen and Remick be increased by approximately three percent each, effective March 31, 2003. The Chief Executive Officer’s recommendation to increase the base salaries of Messrs. Bowen and Remick was based upon his assessment of their contributions to the Company during fiscal year 2002. The Compensation Committee also recommended to the Board a salary increase of approximately three percent for the Chief Executive Officer, also to take effect on March 31, 2003, which was subsequently approved by the Board. The recommendation of the Compensation Committee to increase the base salary of Mr. Cloues was based upon its assessment of his contributions to the Company during fiscal year 2002, including the sharply improved financial performance of the Company, with earnings per share increasing from $0.41 in fiscal year 2001 to $1.33 in fiscal year 2002. The Company’s Chief Executive Officer, Mr. Cloues, had an annual base salary of $436,800 from January 1, 2001 until July 1, 2002, an annual base salary of $450,000 from July 1, 2002 to March 30, 2003 and an annual base salary of $463,500 effective as of March 31, 2003. The annual base salaries of Messrs. Bowen and Remick during fiscal years 2002 and 2003 were as follows: Mr. Bowen, $210,000 prior to July 1, 2002, $216,300 effective from July 1, 2002 to March 30, 2003 and $222,800 effective as of March 31, 2003; and Mr. Remick, $191,000 prior to July 1, 2002, $196,750 from July 1, 2002 to March 30, 2003 and $202,650 effective as of March 31, 2003.

     In the first quarter of fiscal year 2004, the Compensation Committee accepted the recommendation of the Chief Executive Officer and increased the annual base salaries of Messrs. Whalen, Bowen, Remick and Melchiorre by approximately two and one-half percent each, effective April 5, 2004, to $259,000, $228,400, $207,700 and $205,000 respectively. The Chief Executive Officer’s salary recommendations for Messrs. Whalen, Bowen, Remick and Melchiorre were based on many of the same factors considered by him in making his bonus award recommendations for fiscal year 2003 for these persons, which are described below. At the same time, the Compensation Committee recommended to the Board that Mr. Cloues’ annual base salary be increased by approximately two and one-half percent to $475,000, also effective April 5, 2004, and this recommendation was approved by the Board. The factors that the Compensation Committee took into account in recommending the Chief Executive Officer’s salary increase as of April 5, 2004 were the same as those described below that were the basis for Mr. Cloues’ bonus for fiscal year 2003.

     As with salary increases, the granting of bonuses on an annual basis is also subjective and based on a number of different considerations, including the individual’s performance and the financial performance of the Company and its various business units during the fiscal year. For fiscal year 2003, the Compensation Committee approved an overall cash bonus pool of approximately $1,156,000 for employees of the Company and its subsidiaries, based primarily on a 12% earnings increase in fiscal year 2003 over fiscal year 2002 despite a very difficult business environment for industrial capital equipment sales.

     Mr. Cloues, the Company’s Chief Executive Officer, received a $139,000 bonus for fiscal year 2003, which was equal to approximately 30% of his base salary at the end of the year. In determining Mr. Cloues’ bonus, the Compensation Committee noted in particular the improved consolidated financial performance in fiscal year 2003, the above average increase in the Company’s share price for the year, the successful integration of the January 2, 2003 Pennsylvania Crusher acquisition and the completion of the globalization of the K-Tron Feeder Group. The bonus awards made to the four other Named Executive Officers were recommended by Mr. Cloues, based on his assessment of their contributions to the Company in fiscal year 2003, and approved by the Compensation Committee. For Messrs. Whalen, Bowen, Remick and Melchiorre, respectively, their bonuses for fiscal year 2003 equaled approximately 22.5%, 18%, 18% and 22.5% of each of their base salaries at the end of fiscal year 2003, not including certain payments that were received by Messrs. Whalen and Melchiorre ($11,203 and $13,823, respectively) under a profit-sharing plan of an acquired subsidiary (Pennsylvania Crusher Corporation) that was discontinued at the end of fiscal year 2003.

     As stated above, the members of the Compensation Committee also serve as the members of the Stock Option Committee that administers the 1996 Equity Compensation Plan under which grants of stock options, stock appreciation rights and restricted stock may be made. The purpose of such grants is to provide an additional incentive to key employees to work to maximize shareholder value, and vesting periods may be utilized to encourage such employees to remain with the Company. Such grants are entirely at the discretion of the Stock Option Committee, including their timing, the recipients thereof and the number of shares underlying any particular grant. No stock options, stock appreciation rights or restricted stock awards were granted to any Named Executive Officer or to any other Company employee in fiscal year 2002 or 2003.

     In summary, we believe that the combination of salary and bonus received by each of the Named Executive Officers for fiscal year 2003 was reasonable in view of their duties and responsibilities and their past and anticipated future contributions to the Company.

     For fiscal year 2004, the Compensation Committee has not adopted or made any recommendation to the full Board regarding a bonus or other incentive compensation program, but it is anticipated that the same principles that applied to the program in fiscal year 2003 will likely apply in fiscal year 2004. Furthermore, it is contemplated that any stock options or awards that may be granted will be granted on a case-by-case basis, as and when deemed appropriate.

Date: March 26, 2004	Norman Cohen, Chairperson
Richard J. Pinola

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee operates pursuant to a formal written charter that was most recently approved and adopted by the Board on March 12, 2004 and complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the “NASD”). A copy of the charter is attached as Appendix A to this Proxy Statement.

     In accordance with that charter and the independence criteria prescribed by applicable law and the rules and regulations of the Securities and Exchange Commission for audit committee membership, all of the members of the Audit Committee are independent directors as defined in NASD Marketplace Rule 4200(a)(15). Each Audit Committee member meets the NASD’s financial knowledge requirements, and Messrs. Pinola and Engel, each of whom has been designated by the Board as an “audit committee financial expert” pursuant to the rules of the Securities and Exchange Commission, meet the NASD’s professional experience requirements as well.

     The purposes of the Audit Committee are described on page 6 of this Proxy Statement under the caption “Matters Concerning Directors – Committees and Meetings” and in the charter of the Audit Committee. In particular, it is our duty to review the accounting and financial reporting processes of the Company on behalf of the Board. In fulfilling our responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements to be contained in the Company’s annual report on Form 10-K for the fiscal year ended January 3, 2004 with the Company’s management and also with Grant Thornton LLP, the Company’s independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Audit Committee has also discussed with Grant Thornton LLP the matters that are required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61, as amended. Furthermore, the Audit Committee has received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1 (independence discussions with audit committees), and has considered with Grant Thornton LLP whether the provision of non-audit services to the Company would be compatible with the auditors’ independence (no such non-audit services were provided in fiscal year 2003).

     In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s earnings releases before issuance and the annual report on Form 10-K prior to filing with the Securities and Exchange Commission. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

     In reliance on these reviews, discussions and reports, the Audit Committee has recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended January 3, 2004 for filing with the Securities and Exchange Commission.

Date: March 26, 2004	Richard J. Pinola, Chairperson
Robert A. Engel
Edward T. Hurd

AUDIT FEES AND ALL OTHER FEES

Audit Fees

     Fees billed for audit services by Grant Thornton LLP totaled approximately $137,100 for fiscal year 2003, including fees associated with the annual audit, the review of the Company’s quarterly report on Form 10-Q for the period ended September 27, 2003 and statutory audits required internationally. Fees billed for audit services from KPMG LLP totaled approximately $123,700 for fiscal year 2002, including fees associated with the annual audit, the review of the Company’s quarterly reports on Form 10-Q and statutory audits required internationally. Grant Thornton LLP and KPMG LLP served as the Company’s principal auditors for fiscal years 2003 and 2002, respectively.

Audit-Related Fees

     There were no fees billed in fiscal year 2003 for professional services rendered by Grant Thornton LLP for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and not included in the audit fees for fiscal year 2003 disclosed above. There were also no fees for such services billed in fiscal year 2002 by KPMG LLP.

Tax Fees

     There were no fees billed in fiscal year 2003 for professional services rendered by Grant Thornton LLP for tax services, including tax compliance, tax advice and tax planning. Fees for tax services billed in fiscal year 2002 by KPMG LLP totaled approximately $24,500 and related to the preparation of federal and state income tax returns.

All Other Fees

     There were no fees billed in fiscal year 2003 for professional services rendered by Grant Thornton LLP for products and services which are not disclosed above, nor were there any such fees billed in fiscal year 2002 by KPMG LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not adopted a policy for the pre-approval of services provided by the independent auditors.

PERFORMANCE GRAPH

     The following line graph compares the yearly change in the cumulative total shareholder return on the Common Stock for the past five fiscal years with the cumulative total return of the Standard & Poor’s 500 Stock Index (the “S&P 500”) and the Dow Jones Factory Equipment Industry Group, which is described more fully below (the “Factory Equipment Group”). The graph assumes that $100 was invested at the end of fiscal year 1998 in the Common Stock, the S&P 500 and the Factory Equipment Group. Dividend reinvestment has been assumed and, with respect to companies in the Factory Equipment Group, the returns of such companies have been weighted at each measurement point to reflect relative stock market capitalization.

[PERFORMANCE GRAPH]

ASSUMES $100 INVESTED ON DECEMBER 31, 1998
ASSUMES DIVIDENDS REINVESTED
THROUGH FISCAL YEAR ENDING JANUARY 3, 2004

	12/31/1998	1/1/2000	12/30/2000	12/29/2001	12/28/2002	1/3/2004
K-Tron International, Inc.	100.00	72.97	99.32	55.41	70.81	103.78
Factory Equipment Group	100.00	96.43	87.55	87.05	73.42	95.52
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18

     The Factory Equipment Group is not a “published industry or line-of-business index” as that term is defined by Securities and Exchange Commission regulations. Accordingly, the Factory Equipment Group is considered a “peer index,” and the identity of the companies used in the index is as follows: Baldwin Technology Company, Inc. Class A, BNS Co. Class A, BTU International, Inc., Farrel Corporation, Flow International Corporation, Gardner Denver, Inc., Hardinge Inc., Hurco Companies, Inc., K-Tron International, Inc., Kadant Inc., Key Technology, Inc., Metso Corporation, Milacron Inc., Nordson Corporation, Paragon Technologies, Inc., Paul Mueller Company, Presstek, Inc., Quipp, Inc., Regal-Beloit Corporation, Riviera Tool Company, Selas Corporation of America and Trikon Technologies, Inc.

INDEPENDENT PUBLIC ACCOUNTANTS

     On August 13, 2003, the Audit Committee of the Board, pursuant to authority delegated to it by the Board, dismissed KPMG LLP (“KPMG”) as the Company’s independent auditors and engaged Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent auditors for the 2003 fiscal year ending January 3, 2004. KPMG audited the Company’s financial statements for fiscal year 2002 and had been the Company’s independent auditors since June 22, 2002.

     On June 22, 2002, the Board, following a recommendation from the Audit Committee, dismissed Arthur Andersen LLP (“Andersen”) as the Company’s independent public accountants and auditors and engaged KPMG to serve as the Company’s independent auditors for the 2002 fiscal year ending December 28, 2002. Andersen audited the Company’s financial statements for fiscal year 2001 and had been the Company’s independent public accountants and auditors since 1994.

     For the fiscal year ended December 28, 2002, KPMG’s report on the Company’s consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, and it was not qualified or modified as to uncertainty, audit scope or accounting principles, except that it contained a separate paragraph as follows:

     “As discussed above, the fiscal 2001 and fiscal 2000 consolidated financial statements and financial statement schedule of K-Tron International, Inc. and subsidiaries were audited by other auditors who have ceased operations. As described in Note 7, these consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, ‘Goodwill and Other Intangible Assets,’ which was adopted by the Company as of December 30, 2001. In our opinion, such disclosures for fiscal 2001 and fiscal 2000 in Note 7 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the fiscal 2001 and fiscal 2000 consolidated financial statements and financial statement schedule of K-Tron International, Inc. and subsidiaries other than with respect to such disclosures, and, accordingly, we do not express an opinion or any other form of assurance on the fiscal 2001 and fiscal 2000 consolidated financial statements taken as a whole.”

     For the fiscal year ended December 30, 2001, Andersen’s report on the Company’s consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, and it was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal year ended December 28, 2002 and through August 13, 2003, and during the fiscal year ended December 30, 2001 and through June 22, 2002, there were no disagreements with KPMG or Andersen, respectively, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the respective former auditors’ and accountants’ satisfaction, would have caused the former auditors or accountants to make reference to the subject matter of the disagreements in connection with any of their respective reports on the Company’s consolidated financial statements for such years.

     The Company disclosed the foregoing information with respect to KPMG in a current report on Form 8-K filed August 20, 2003 and amended in a current report on Form 8-K/A filed August 25, 2003 (collectively, the “KPMG Form 8-K”). The Company provided KPMG with a copy of this disclosure and requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether KPMG agreed with the statements in the disclosure and, if not, stating the respects in which it did not agree. KPMG’s letter stated that it had read the pertinent paragraphs of the KPMG Form 8-K and was in agreement with the statements contained therein, except that KPMG said that it was not in a position to agree or disagree with the Company’s statement that Grant Thornton was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s consolidated financial statements. KPMG’s letter was filed as an exhibit to the KPMG Form 8-K.

     The Company disclosed the foregoing information with respect to Andersen in a current report on Form 8-K filed June 26, 2002 (the “Andersen Form 8-K”). The Company provided Andersen with a copy of this disclosure and requested Andersen to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Andersen agreed with the statements by the Company in the disclosure and, if not, stating the respects in which it did not agree. Andersen’s letter stated that it had read the pertinent paragraphs of the Andersen Form 8-K and was in agreement with the statements contained therein. Andersen’s letter was filed as an exhibit to the Andersen Form 8-K.

     During the fiscal year ended December 28, 2002 and through August 13, 2003, and during the fiscal year ended December 30, 2001 and through June 22, 2002, the Company did not consult with Grant Thornton or KPMG, respectively, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The retention of Grant Thornton to serve as the Company’s independent auditors for the current year has not yet been considered by the Audit Committee, but it is management’s belief that Grant Thornton will be so retained. No representative of Grant Thornton is expected to attend the Annual Meeting.

SHAREHOLDER PROPOSALS — 2005 ANNUAL MEETING

     Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible shareholder desires to have presented at the 2005 annual meeting of shareholders (which is expected to be held on or about May 13, 2005) concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting, will be included in the Company’s proxy statement and related proxy card if it is received by the Company no later than December 5, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors and certain officers of the Company, and persons who own more than ten percent of the Common Stock, file reports of ownership of Company securities and changes in ownership of Company securities with the Securities and Exchange Commission. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all filings required to be made by the Company’s Section 16(a) reporting persons during fiscal year 2003 were made on a timely basis, except one Form 4 was filed three days late by Mr. Pinola.

OTHER MATTERS

     The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed Proxy Card to vote upon such matters in accordance with the recommendation of the Board or its Executive Committee.

By Order of the Board of Directors,

Mary E. Vaccara
Secretary

April 12, 2004

APPENDIX A

APPENDIX A

K-TRON INTERNATIONAL, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Adopted March 12, 2004

I.	Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of K-Tron International, Inc. (the “Company”) is appointed by, and generally acts on behalf of, the Board. The Committee’s purposes are:

A.	To assist the Board in its oversight of (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and (2) the Company’s compliance with legal and regulatory requirements;

B.	To interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

C.	To prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements are complete and accurate, are prepared in accordance with generally accepted accounting principles (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management and the independent auditors. The Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with applicable auditing standards, or that the Company’s independent auditors are in fact “independent.”

II.	Membership

A.	The Committee shall be composed of at least three directors, each of whom must be independent. A director shall qualify as independent if the Board has affirmatively determined that the member has satisfied the basic independence criteria set forth in the corporate governance rules of the Nasdaq Stock Market, Inc. In addition, members of the Committee must also satisfy the following additional requirements in order to be independent:

1.	No Committee member or immediate family member of such Committee member may be an “affiliated person” of the Company or any of its subsidiaries, as that term is defined by the SEC;

2.	No Committee member shall accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries, except for fees for services as a director and member of the Audit Committee and any other Board committee; and

3.	No Committee member shall have participated in the preparation of the financial statements of the Company or any subsidiary of the Company (exclusive of former subsidiaries that are no longer subsidiaries of the Company) during the past three years.

B.	All members of the Committee must be able to read and understand fundamental financial statements. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior official with financial oversight responsibilities. To the extent possible, such member of the Committee shall be an “audit committee financial expert” as that term is defined by the SEC.

C.	The members of the Committee shall be appointed, and the Chairperson of the Committee shall be designated, by the Board (including the affirmative vote of a majority of the independent directors) for one-year terms or until their successors are duly appointed, subject to their earlier resignation, retirement, or removal. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

D.	Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

III.	Meetings, Procedures and Funding

A.	The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. A majority of the members of the Committee shall constitute a quorum.

B.	The Committee shall meet with the independent auditors and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

C.	The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

D.	The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

E.	The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter.

F.	The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all material actions taken by the Committee at the meeting.

G.	The Committee shall keep written minutes of its meetings, as provided in the Company’s By-laws, which minutes shall be maintained with the books and records of the Company.

H.	The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by law, regulation, or listing standard to be exercised by the Committee as a whole.

I.	The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting, and other advisors.

J.	The Company shall provide appropriate funding, as determined by the Committee, for the Committee to retain any legal, accounting, or other advisors and to provide for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, in each case without requiring the Committee to seek Board approval.

IV.	Duties and Responsibilities

A.	Financial Reporting Process

1.	The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K. The Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of internal controls and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analysis of the effects of alternative GAAP methods on the financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet arrangements, on the financial statements; the use of pro forma or non-GAAP financial information; and any correspondence with regulators or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

2.	The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

3.	The Committee or, in the event of the unavailability of the Committee, its Chairperson shall review earnings press releases prior to their release, as well as the type of financial information and earnings guidance provided to analysts and rating agencies, if any.

4.	The Committee shall prepare the Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

B.	Risks and Control Environment

1.	The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures.

2.	The Committee shall review periodically the Company’s Statement of Corporate Ethics and Code of Business Conduct.

3.	The Committee shall oversee the Company’s disclosure controls and procedures, including internal control over financial reporting, and, where applicable, shall oversee changes in internal control over financial reporting intended to address any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees that is reported to the Committee. In addition, the Committee shall review and discuss the annual report of management on the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ report on, and attestation of, such management report, to the extent those reports are required by SEC rules.

C.	Independent Auditors

1.	The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

2.	The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and non-audit services that are not prohibited and the fees for such services. Pre-approval of audit and non-audit services that are not prohibited may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such services, including through delegation of authority to a member of the Committee. Any service that is approved pursuant to a delegation of authority to a member of the Committee must be reported to the full Committee at its next scheduled meeting.

3.	Prior to initiation of the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit, including the impact on staffing of applicable rotation requirements and other independence rules.

4.	The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the auditing firm, and any steps taken to deal with any such issues.

5.	The Committee shall review periodically any reports prepared by the independent auditors and provided to the Committee relating to, among other things, the Company’s critical accounting policies and practices; all alternative treatments within GAAP for policies and practices relating to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and any other material written communications between the independent auditors and management, such as any management letter.

6.	The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, any disagreements with management, and any other matters required to be brought to the attention of the Committee under auditing standards (such as Statement on Auditing Standards No. 61). The Committee shall resolve any disagreements between the independent auditors and management that are brought to its attention.

7.	The Committee shall take appropriate action to oversee the independence of the independent auditors. In this regard, the Committee shall ensure its receipt from the independent auditors of a formal written statement, consistent with Independence Standard Board Standards No. 1, delineating all relationships between the independent auditors and the Company, and shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors.

8.	The Committee will conduct an annual evaluation of the independent auditors’ performance and independence. This evaluation shall include the review and evaluation of the audit engagement team, including the lead audit partner. In making its evaluation, the Committee shall take into account the opinions of management. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

9.	The Committee shall have the responsibility to set clear policies for the hiring by the Company of employees or former employees of the independent auditors. Specifically, the Company shall not hire as its Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer, or any person serving in an equivalent position, any partner, employee or former employee of the Company’s independent auditors who participated in any capacity in an audit of the Company during the one-year period preceding the date of initiation of the then-current audit.

D.	Other Matters

1.	The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the effectiveness of the Company’s disclosure controls and procedures.

2.	The Committee shall be responsible for review and, if appropriate, approval of all related-party transactions involving executive officers and directors.

3.	The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

4.	The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

5.	The Committee shall maintain free and open communication with the Board, management and the independent auditors.

6.	The Committee shall perform any other activities consistent with this Charter, the Company’s Restated Certificate of Incorporation, the Company’s By-laws, and governing law as the Committee or the Board may deem necessary or appropriate.

K-TRON INTERNATIONAL, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints EDWARD B. CLOUES, II and ROBERT A. ENGEL, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Shareholders of K-Tron International, Inc. (the “Company”) to be held at the Embassy Suites Hotel, 670 Verdae Boulevard, Greenville, South Carolina, on May 14, 2004, at 9:00 a.m., local time, and any postponements or adjournments thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING
THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

K-TRON INTERNATIONAL, INC.

May 14, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH CLASS III DIRECTOR NOMINEE.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK, AS SHOWN HERE: ☒.

1.	Election of Class III Directors

NOMINEES:
☐	FOR ALL NOMINEES	O	Norman Cohen
		O	Richard J. Pinola
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ● .

2.	In their discretion, the Proxy Agents are authorized to vote upon such other business that may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no instruction is specified with respect to the matter to be acted upon, the shares represented by the proxy will be voted FOR each nominee for election as a Class III director. If any other business is presented at the meeting, this proxy confers authority to vote and shall be voted in accordance with the recommendation of the Board of Directors of the Company or its Executive Committee. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the related Proxy Statement.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.